SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2001

SEMICONDUCTOR LASER INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27908 (Commission File Number)	16-1494566 (IRS Employer Identification No.)

15 Link Drive, Binghamton, New York 13904
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (607) 722-3800

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events.

        Semiconductor Laser International Corporation (the “Company”) is in default under (i) the collateralized line of credit and second mortgage on its facility with BSB Bank & Trust Company and (ii) its equipment contract leases with FINOVA Capital. As a result, BSB has instituted foreclosure proceedings against both the line of credit and the mortgage and FINOVA has accelerated the entire amount due under the equipment leases, and has instituted foreclosure proceedings against the equipment leases. In addition, several unsecured creditors have instituted legal proceedings against the Company for payment of accounts due.

        The Company has continued to manufacture and ship and solicit new orders but its operations are curtailed due to its cash flow position. The Company is attempting to raise additional financing to continue its operations. However, it is possible that additional financing may not be available on terms favorable to the Company, or at all. The inability to raise additional financing in the near term would have a material adverse effect on the Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMICONDUCTOR LASER INTERNATIONAL CORPORATION

/s/ Geoffrey T. Burnham

Name: Geoffrey T. Burnham
Title: Chairman of the Board,
President and Chief Executive Officer

Dated: September 5, 2001